As filed with the Securities and Exchange Commission on March 12, 2014

Registration No. 333-150023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gleacher & Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	22-2655804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

677 Broadway, 2nd Floor

Albany, New York 12207

(212) 273-7100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Patricia Arciero-Craig	Donald J. Murray
General Counsel	Covington & Burling LLP
677 Broadway, 2nd Floor	620 Eighth Avenue
Albany, NY 12207	New York, NY 10018
(212)273-7100	(212) 841-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, Registration No. 333-150023, (the “Registration Statement”) pertaining to the registration of 7,058,824 shares of common stock, par value $0.01 per share, of Broadpoint Securities Group, Inc., now referred to as Gleacher & Company, Inc. (the “Company”), which was originally filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2008.

The Company has terminated any offering of the Company’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2014.

GLEACHER & COMPANY, INC.

Dated: March 12, 2014	By:	/s/ BRYAN J. EDMISTON
		Name:	Bryan J. Edmiston
		Title:	Controller (Principal Accounting Officer)

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act.

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